Exhibit 99.2

ZIKANI THERAPEUTICS, INC.

Index to Unaudited Interim Condensed Financial Statements

CONDENSED FINANCIAL STATEMENTS

CONDENSED BALANCE SHEET	2

CONDENSED STATEMENT OF OPERATIONS	3

CONDENSED STATEMENT OF CASH FLOWS	4

CONDENSED STATEMENT OF CHANGES IN CONVERTIBLE PREFERRRED STOCK AND STOCKHOLDERS’ DEFICIT	5

NOTES TO FINANCIAL STATEMENTS	6

ZIKANI THERAPEUTICS, INC.

UNAUDITED CONDENSED BALANCE SHEET

(in thousands, except share and per share data)

March 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$1,954
Prepaid expenses and other current assets	296
Total current assets	2,250
Property and equipment, net	328
Restricted cash	191
Total assets	$2,769

LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$1,219
Accrued expenses	347
Current portion of deferred rent	34
Total current liabilities	1,600
Deferred rent, net of current portion	120
Total liabilities	1,720

Commitments and contingencies (Note 4)

Convertible Preferred Stock
Series A Convertible Preferred Stock: $0.001 par value, 50,604,600 shares authorized and 30,182,760 shares issued and outstanding as of March 31, 2021; Liquidation preference of $45,274,140 at March 31, 2021	29,816
Series A-1 Convertible Preferred Stock: $0.001 par value, 115,384,614 shares authorized, issued and outstanding as of March 31, 2021; Liquidation preference of $7,950,411 at March 31, 2021	7,197
Total Convertible Preferred Stock	37,013

Stockholders’ deficit:
Common stock, $0.001 par value per share, 200,000,000 shares authorized and 9,483,626 shares issued and outstanding as of March 31, 2021	9
Additional paid-in capital	22,024
Accumulated deficit	(57,997)
Total stockholders’ deficit	(35,964)
Total liabilities, preferred stock and stockholders’ deficit	$2,769

The accompanying notes are an integral part of these financial statements.

ZIKANI THERAPEUTICS, INC.

UNAUDITED CONDENSED STATEMENT OF OPERATIONS

Three Months Ended March 31, 2021
Operating expenses:
Research and development	$1,706
General and administrative	1,392
Total operating expenses	3,098
Loss from operations	(3,098)
Other income, net	59
Net loss	$(3,039)

The accompanying notes are an integral part of these financial statements.

ZIKANI THERAPEUTICS, INC.

UNAUDITED CONDENSED STATEMENT OF CASH FLOWS

(in thousands)

Three Months Ended March 31, 2021
Cash flows from operating activities:
Net loss	$(3,039)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	24
Depreciation	70
Gain on sale of property and equipment	(59)
Changes in operating assets and liabilities:
Prepaid expenses and other assets	(80)
Accounts payable	675
Accrued expenses	(221)
Net cash used in operating activities	(2,630)
Cash flows from investing activities:
Acquisition of property and equipment	(25)
Proceeds from sale of property and equipment	175
Net cash provided by investing activities	150
Cash flows from financing activities:
Net cash (used in) provided by financing activities	-
Decrease in cash, cash equivalents and restricted cash	(2,480)
Cash, cash equivalents and restricted cash at the beginning of the period	4,625
Cash, cash equivalents and restricted cash at the end of the period	$2,145

Reconciliation of cash, cash equivalents and restricted cash to condensed consolidated balance sheets:
Cash and cash equivalents	$1,954
Restricted cash	191
Total cash, cash equivalents and restricted cash	$2,145

Supplemental disclosure of cash flow activities:
Property and Equipment purchases in Accounts Payable	$3

The accompanying notes are an integral part of these financial statements.

ZIKANI THERAPEUTICS, INC.

UNAUDITED CONDENSED STATEMENT OF CHANGES IN CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT

(in thousands, except share data)

	Convertible Preferred Stock
	Series A Convertible Preferred Stock		Series A-1 Convertible Preferred Stock		Common stock
	Shares	Amount	Shares	Amount	Shares	Amount	Additional paid-in capital	Accumulated deficit	Total stockholders' deficit
Balance at December 31, 2020	30,182,760	$29,816	115,384,614	$7,197	9,483,626	$9	$22,000	$(54,958)	$(32,949)
Stock-based compensation expense	—	—	—	—	—	—	24	—	24
Net loss	—	—	—	—	—	—	—	(3,039)	(3,039)
Balance at March 31, 2021	30,182,760	$29,816	115,384,614	$7,197	9,483,626	$9	$22,024	$(57,997)	$(35,964)

The accompanying notes are an integral part of these financial statements.

ZIKANI THERAPEUTICS, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

1. Nature of the Business

Zikani Therapeutics, Inc. (the Company) was originally incorporated as a Delaware limited liability company on January 14, 2014, and converted to a Delaware corporation on February 9, 2015, under the name Macrolide Pharmaceuticals, Inc. The Company changed its name to Zikani Therapeutics, Inc. on April 23, 2019. The Company is developing a process for the total synthesis of macrolides, a major class of antibiotics.

2. Basis of Presentation and Significant Accounting Policies

The Company has prepared the accompanying unaudited interim condensed consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) as found in the Accounting Standards Codification (“ASC”) and Accounting Standards Updates (“ASU”) promulgated by the Financial Accounting Standards Board (“FASB”). These interim financial statements, in the opinion of management, reflect all normal recurring adjustments necessary for a fair presentation of the Company’s financial position, results of operations, and cash flows for the interim period ended March 31, 2021.

Certain information and footnote disclosures normally included in the Company’s annual consolidated financial statements have been condensed or omitted, as permitted by such rules and regulations.

The results of operations for the interim periods are not necessarily indicative of the results of operations to be expected for the full year. These interim condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements as of and for the year ended December 31, 2020, and the notes thereto.

The significant accounting policies used in the preparation of these condensed consolidated financial statements are consistent with those described in the Company’s audited consolidated financial statements as of and for the year ended December 31, 2020, and the notes thereto, in the Company’s Annual Report.

3. Fair Value of Financial Instruments

At March 31, 2021 the Company’s financial assets valued based on Level 1 inputs consisted of cash and cash equivalents. During the three months ended March 31, 2021, the Company did not have any transfers of financial assets between levels, as defined in the significant accounting policies note in our Annual Report.

Assets measured at fair value on a recurring basis at March 31 were as follows (in thousands):

		Fair Value Measurements at Reporting Date Using
	2021	Level 1	Level 2	Level 3
Money Market Mutual Funds	$2,144	$2,144	$-	$-

Fair value measurements for cash equivalents are based on quoted market prices in active markets.

Some assets and liabilities are required to be recorded at fair value on a recurring basis, while other assets and liabilities are recorded at fair value on a nonrecurring basis. The carrying amounts of current financial instruments, which include accounts payable and accrued expenses, approximate their fair values due to the short-term nature of these instruments.

4. Commitments and Contingencies

On February 10, 2015, the Company entered into an agreement with the President and Fellows of Harvard College (Harvard) to license certain patent rights owned by Harvard. Consideration for the granting of the license included the issuance of an aggregate of 1,401,800 shares of the Company's common stock through the year ended December 31, 2016. Harvard is entitled to receive clinical and regulatory milestone payments totaling up to $3.6 million in the aggregate per licensed product approved in the United States, European Union, and Japan. The Company is also obligated to make additional royalty payments to Harvard upon the occurrence of certain sales milestones per licensed product up to a mid-single digit royalty percentage. The royalty percentage depends on the product and whether such licensed product is covered by a valid claim within the certain patent rights that the Company licenses from Harvard. Further, the Company may sublicense the patent rights and any income, with the Company obligated to remit to Harvard fees ranging from 20% to 30% of such sublicense income up to the achievement of certain milestone events. There were no royalties recorded in the three months ended March 31, 2021.

In addition to the license agreement, the Company also reimburses Harvard for certain costs related to the maintenance and further development of patents developed through the founding stockholder's research. For the three months ended March 31, 2021, the Company incurred patent expenses due to Harvard in the amount of $9 thousand. As of March 31, 2021, the Company had outstanding payable balances due to Harvard in the amount of $30 thousand, which are included in accounts payable in the accompanying balance sheet.

5. Property and Equipment

Property and equipment, net consisted of the following (in thousands):

As of
March 31, 2021
Laboratory equipment	$1,803
Leasehold improvements	617
Computer equipment	123
Furniture and fixtures	103
2,646
Less accumulated depreciation	(2,318)
Property and equipment, net	$328

Depreciation expense was $70 thousand for the three months ended March 31, 2021.

6. Stock-based Compensation

Stock option activity under the Plan during the year ended December 31, 2020 is as follows:

	Shares	Weighted average exercise price	Weighted average remaining contractual life (years)
Options outstanding at December 31, 2020	23,840,446	$0.004	8.90
Options outstanding at March 31, 2021	23,840,446	$0.004	8.65
Options exercisable at March 31, 2021	6,991,997	$0.004	8.96

There were no grants, cancellations or exercises during the three months ended March 31, 2021. As a result of the merger with Eloxx Pharmaceuticals, Inc. on April 1, 2021, all outstanding options were cancelled at that time.

Total equity-based compensation expense related to all of the Company’s stock-based awards for the three months ended March 31, 2021, was $24 thousand; $9 thousand in research and development expense and $15 thousand in general and administrative expense.

7. Subsequent Events

All of the equity of the Company was acquired by Eloxx Pharmaceuticals, Inc. (Eloxx) on April 1, 2021 for 7.6 million shares.